EXHIBIT 10.38






                          A SUMMARY PLAN DESCRIPTION OF


                            AMERICAN RIVER BANKSHARES


                                   401(K) PLAN


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                                TABLE OF CONTENTS



INTRODUCTION..................................................................38
     Type of Plan.............................................................38
     Plan Sponsor.............................................................38
     Purpose of the Summary...................................................38

PLAN ADMINISTRATION...........................................................38
     Plan Trustees............................................................38
     Plan Administrator.......................................................38
     Other Information........................................................38

PLAN PARTICIPATION............................................................38
     Eligible Employees.......................................................38
     General Eligibility Requirements.........................................39
     Entry Date...............................................................39
     Participation by Employees Whose Status Changes..........................39
     Participant upon Re-employment...........................................39

SERVICE RULES.................................................................39
     Service Definitions......................................................39
     Termination and Return to Employment.....................................40
     Credit for Service with Other Employers..................................40

CONTRIBUTIONS AND ALLOCATIONS.................................................40
     Elective Deferrals.......................................................40
     Salary Deferral Election Forms...........................................41
     Matching Contributions...................................................41
     Maximum Contribution Allocation..........................................41
     Top Heavy Allocations....................................................41
     Rollover Contributions...................................................42

BENEFIT UPON RETIREMENT.......................................................42

BENEFIT UPON DISABILITY.......................................................42

BENEFIT UPON DEATH............................................................42

BENEFIT UPON TERMINATION OF EMPLOYMENT........................................42

DETERMINATION OF VESTED INTEREST..............................................43

PRE-RETIREMENT DISTRIBUTIONS..................................................43

HARDSHIP DISTRIBUTIONS........................................................43

PARTICIPANT LOANS.............................................................43

INVESTMENT OF ACCOUNTS........................................................43

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TAX WITHHOLDING ON PLAN BENEFITS..............................................44

OTHER INFORMATION.............................................................45
     Claims for Benefits......................................................45
     Non-Alienation of Benefits...............................................46
     Amendment or Termination.................................................46
     Missing Payees or Beneficiaries..........................................46
     Payment of Plan Expenses.................................................46

STATEMENT OF ERISA RIGHTS.....................................................47

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INTRODUCTION

         Type of Plan
         Effective January 1, 2004, American River Bankshares amended its 401(k) cash or deferred plan, which is named the American River Bankshares 401(k) Plan and which will be referred to in this summary plan description as the "Plan". The Plan was originally effective January 1, 1993.

         Plan Sponsor
         The sponsor of the Plan is American River Bankshares, and this summary will sometimes refer to American River Bankshares as the "Employer", "we", "us" or "our". Our address is 1545 River Park Drive, Suite 107, Sacramento, CA 95815; our telephone number is (916) 565-6100; and our employer identification number is 68-0352144.

         Purpose of the Summary
         This summary, which describes the important features of the Plan in non-technical language, is intended to answer most of your questions about the Plan and replaces all prior announcements we may have made about the Plan. It nevertheless is only a summary, and if there is any conflict between the description in this summary and the terms of the Plan, the terms of the Plan will control. If you have any questions about the Plan that are not addressed in this summary, you can contact the Administrator, whose name and address is set forth in the next section.

PLAN ADMINISTRATION

         Plan Trustees
         The Plan is administered by a written plan and trust agreement, and the trustees of that agreement are responsible for management of the Plan's assets. The Trustees are David T. Taber and Mitchell A. Derenzo, and their address is 1545 River Park Drive, Suite 107, Sacramento, CA 95815.

         Plan Administrator
         All other matters concerning the operation of the Plan are the responsibility of the Administrator. The Administrator of the Plan is American River Bankshares, whose address is 1545 River Park Drive, Suite 107, Sacramento, CA 95815, and whose telephone number is (916) 565-6100.

         Other Information
         We have assigned number 002 to the Plan. The accounting year of the Plan, called the Plan Year, begins January 1st and ends the following December 31st; and legal process can be served on either the Administrator, the Employer, or the Trustees.

PLAN PARTICIPATION

         Eligible Employees
         Any employee of American River Bankshares who is also considered an Eligible Employee will enter the Plan as a Participant on the Entry Date as of which he or she satisfies the eligibility requirements described below in General Eligibility Requirements.

         All employees are considered Eligible Employees except for the following ineligible classes of employees: (1) any employee whose employment is governed by the terms of a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for his or her inclusion in the Plan; (2) any employee who is a non-resident alien who does not receive any earned income from us which constitutes income from sources within the United States; and (3) Employees who are employed as Independent Contractors.

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         In addition, you will not be an Eligible Employee if we consider you to be an independent contractor on your date of hire or on the day you would have entered the Plan as a Participant had you been an Employee or on the first day of each subsequent Plan Year. You will also not be considered an Eligible Employee if you are leased and you are covered under a certain type of money purchase pension plan sponsored by the leasing company.

         Any employee who is otherwise eligible to participate can make a one-time irrevocable election to waive participation in the Plan, except that the Administrator may in its sole discretion elect not to make this option available to certain "non-highly compensated employees".

         General Eligibility Requirements
         If you are not already a Participant and you are an Eligible Employee, you will be eligible to enter the Plan as a Participant upon completing 1 Hour of Service.

         See the section titled SERVICE RULES for an explanation of how eligibility computation periods and Years of Service for eligibility are determined.

         Entry Date
         After you have satisfied the eligibility requirements described above in General Eligibility Requirements, you will actually enter the Plan as a Participant on the first day of the month that coincides with or next follows the date on which you satisfy those requirements.

         Participation by Employees Whose Status Changes
         If you are not considered an Eligible Employee but later become one, you will participate in the Plan immediately if you otherwise satisfy the eligibility requirements. If you are a Participant and later become a member of an ineligible class, your Plan participation will be suspended but your Vested Interest percentage will continue to increase, and you will be entitled to an allocation for the Plan Year only to the extent of service you completed while an Eligible Employee. Upon returning to an eligible class of employees, you will immediately participate again in the Plan.

         Participant upon Re-employment
         If you terminate employment but you are subsequently re-employed by us, your Years of Service for purposes of eligibility, as well as for purposes of determining when you enter or re-enter the Plan as a Participant, will be determined as described in SERVICE RULES below.

SERVICE RULES

         Service Definitions
         Service for purposes of vesting and eligibility will be determined by your Years of Service. A Year of Service is a 12-month computation period during which you complete a certain number of Hours of Service. An Hour of Service is any hour for which you have a right to be paid by us or by any adopting Employer, including hours you are paid for vacation, holidays, illness, back pay and maternity leave. You will incur a Break in Service if you fail to perform more than 500 Hours of Service during any 12-consecutive month computation period described below. A Break in Service may affect your eligibility to receive an allocation of contributions and the computation of your Vested Interest. You will receive credit for a Year of Service as follows:

         (1) To determine your eligibility to participate: In determining your eligibility to participate in the Plan, you will be credited with a Year of Service if you complete 1,000 Hours of Service within a 12-consecutive month eligibility computation period. Your initial eligibility computation period begins on your date of hire. The second eligibility computation period will begin on the first day of the Plan Year which begins prior to the first anniversary of your date of hire. If you complete 1,000 Hours of Service in both the initial eligibility computation period and in the second eligibility computation period, you will be credited with two Years of Service for eligibility purposes.

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         (2)      To determine your Vested Interest: In determining the Vested
                  Interest in your Account, you will be credited with a Year of Service if you complete 1,000 Hours of Service within a 12-consecutive month vesting computation period, which is the Plan Year.

         Termination and Return to Employment
         If you terminate and return to employment with us before you incur a Break in Service, your Years of Service and Plan participation will not be deemed interrupted. If you return to employment with us after a Break in Service, your Breaks in Service will not be counted but your prior Years of Service will be counted (and if you were a Participant, your Plan participation will be reinstated) upon your re-employment, subject to the following rules:

         (1) In determining your eligibility: In determining your eligibility to participate in the Plan, your prior Years of Service will not be counted if you did not have a Vested Interest in your Account and if the number of your consecutive Breaks in Service equals or exceeds the greater of five or your aggregate number of Years of Service.

         (2) In determining your Vested Interest: In determining the Vested Interest in your Account, if you had five or more Breaks in Service, your prior Years of Service will not be counted if you did not have a Vested Interest before incurring five or more Breaks in Service and the number of your consecutive Breaks in Service equals or exceeds your aggregate number of Years of Service before incurring five or more Breaks in Service.

         Credit for Service with Other Employers
         For Plan purposes, your Service counts if it was completed with us, with another Employer that adopts the Plan, and with any direct predecessor business that is or would have been considered a part of the same group of affiliated employers with us or another adopting Employer.

CONTRIBUTIONS AND ALLOCATIONS

         Elective Deferrals
         Once you are eligible to make Elective Deferrals, you can file a Salary Deferral Election form with the Administrator authorizing us to withhold as an Elective Deferral from 1% of your Compensation up to the maximum amount of your Compensation as determined by the Administrator which will not cause the Plan to violate certain non-discrimination tests required by the IRS. Elective Deferrals can be made in whole percentages of Compensation or in specific dollar amounts, and your Elective Deferrals will be allocated to your Elective Deferral Account.

         Notwithstanding the preceding paragraph, your Elective Deferrals for any Plan Year cannot exceed the annual permissible dollar limit in effect for that Plan Year, which is $13,000 in 2004, $14,000 in 2005 and $15,000 in 2006. Additional catch-up contributions can be made beginning in the calendar year in which you reach age 50. The maximum catch-up contribution is $3,000 in 2004, $4,000 in 2005 and $5,000 in 2006.

         Beginning with the Plan Year which begins in 2002, the maximum Elective Deferral you can make for any Plan Year will be 100% of your Compensation.

         In any Plan Year in which you have not deferred at the maximum rate permitted by the Plan, you can elect to defer up to 100% of your Compensation for one or more pay periods to raise your deferral to the maximum rate permitted by the Plan. Should you terminate employment with us, you can also elect to defer up to 100% of any lump sum severance pay you might receive.

         For Elective Deferral purposes, your Compensation is the amount reported on Form W-2 during the Plan Year, excluding any amount in excess of the annual dollar limit. The annual limit is $205,000, and this dollar amount may be changed in future years to reflect the cost of living as permitted under federal regulations or to reflect changes in the law. Your Compensation for Elective Deferral purposes will also exclude any amount you receive while you are a member of an ineligible class of employees.

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         Elective Deferrals made by certain "highly compensated" employees (or
         HCEs) may be limited under IRS rules unless (a) there are no Participants who are not considered HCEs, or (b) there are Participants who are considered HCEs and the amount of Elective Deferrals for non-HCEs when compared to the amount of Elective Deferrals for HCEs is considered sufficient to pass special IRS non-discrimination testing. This test is intended to ensure that there is a fair level of participation by all Participants regardless of compensation level.

         To meet the non-discrimination test, we encourage participation from all Eligible Employees. Depending upon the results of the test, shortly after the end of each Plan Year, the Administrator may have to refund to certain HCEs a portion of their Elective Deferrals that have already been contributed to the Plan, as determined under IRS regulations. You will be notified by the Plan Administrator if any of your Elective Deferral contributions will be refunded to you.

         Salary Deferral Election Forms
         You can change your Salary Deferral Election form monthly on dates determined by the Administrator. You can also suspend or cancel your Salary Deferral Election form effective 30 days after giving written notice to the Administrator, in which case you cannot make a new election until the next monthly election date. If necessary to insure that the Plan satisfies the non-discrimination tests mentioned in the preceding section, we also have the right to reduce or suspend your Salary Deferral Election at any time.

         Matching Contributions
         We may elect to make a Matching Contribution to the Plan. For any Plan Year in which we do make a Matching Contribution, you will be notified of the amount allocated to your Matching Contribution Account.

         For certain Plan Years, we may elect to make a Qualified Matching Contribution to satisfy certain non-discrimination tests required by the IRS. This contribution may or may not be made for all Participants. If a contribution is made on your behalf, it will be allocated to your Qualified Matching Contribution Account, which will be 100% Vested at all times.

         For certain Plan Years, we may elect to make a "safe harbor" Matching Contribution to automatically satisfy certain non-discrimination tests required by the IRS. This contribution will be made for each Participant who is a "non-highly compensated employee" under IRS rules (or at our discretion, who is a "highly compensated employee" under IRS rules) and who made an Elective Deferral at any time during the Plan Year. In general, if you make an Elective Deferral of at least 5% of your Compensation, you will receive a "safe harbor" Matching Contribution equal to 4% of your Compensation. If you contribute less than 5% of Compensation, your "safe harbor" Matching Contribution will be a lesser amount as described in the safe harbor notice distributed before the beginning of each Plan Year in which we intend to make this contribution.

         Maximum Contribution Allocation
         The IRS limits the amount that can be allocated to your Account for any Plan Year, but this limit only applies to our contributions, your Elective Deferrals, and to any forfeited amounts from terminated Participants that may be allocated to your Account. The total amount of our contributions, your Elective Deferrals, and forfeitures that can be allocated to your Account for any Plan Year cannot exceed the lesser of 100% of your Compensation for the Plan Year or $40,000 for 2003 and $41,000 for 2004. This dollar amount may be changed in future years to reflect the cost of living as permitted under federal regulations or to reflect changes in the law. This allocation limitation does not apply to the amount of earnings that can be allocated to your Account, to Rollover Contributions, or to any other funds transferred to this Plan on your behalf from another qualified plan.

         Top Heavy Allocations
         Under certain circumstances, you may be entitled to a minimum allocation for any Plan Year in which the Plan is considered top heavy. However, the Plan is exempt from providing this minimum allocation in any Plan Year in which we elect to satisfy this requirement by contributing on your behalf to another plan (if any) that we sponsor, or in which our contribution to this Plan consists solely of a "safe harbor" Matching Contribution.

         If the Plan is not exempt from this minimum allocation requirement, then for each Plan Year in which the Plan is considered top heavy and in which you are employed by us on the last day of the Plan Year, you

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         will receive a minimum allocation equal to the lesser of (a) 3% of your
         Compensation, or (b) the highest percentage of Compensation allocated for that Plan Year to the Accounts of Participants who are "key" employees.

         The Plan is considered top heavy for any Plan Year in which more than 60% of Plan assets are allocated to the Accounts of Participants who are "key" employees. A "key" employee for top heavy purposes is any employee who satisfies certain ownership requirements and any employee who is an officer and whose Compensation for the Plan Year exceeds certain IRS limits.

         Rollover Contributions
         If you participated in another qualified retirement plan before you were employed by us, you can transfer (or rollover) any distribution made to you from that plan to this Plan provided that all legal requirements (and any requirements imposed by the Administrator) with respect to such a transfer are satisfied. Do not withdraw funds from any other plan or account until you have received written approval from the Administrator to roll those funds over into this Plan.

         If you do decide to make a rollover contribution and it is accepted by the Administrator, it will be kept in a separate Rollover Contribution Account established on your behalf. You will at all times have a 100% Vested Interest in all amounts credited to your Rollover Contribution Account.

         You may withdraw up to 100% of your Rollover Contribution Account at any time prior to becoming a Participant in the Plan, and thereafter upon the earlier of (a) the date you are entitled to a distribution of your Plan Account, or (b) within an administratively reasonable time after you terminate employment. Any amount withdrawn cannot be redeposited to your Rollover Contribution Account.

BENEFIT UPON RETIREMENT

         You will have a 100% Vested Interest in your Account if you reach Normal Retirement Age while you are still employed by us. Normal Retirement Age is the date you reach age 65. Your Account will be distributed within an administratively reasonable time after you terminate employment on or after Normal Retirement Age. However, if you continue working for us after Normal Retirement Age, you can elect to receive a distribution even though you remain employed. When your Account is distributed, payment will be made in a lump sum.

 BENEFIT UPON DISABILITY

         If you become disabled before your Account is distributed, you are entitled to your Vested Interest. To be considered disabled, you must suffer a physical or mental condition that qualifies you for Social Security disability benefits. Your Vested Interest will be distributed within an administratively reasonable time after you terminate employment because of the disability. When your Vested Interest is distributed, it will be in a lump sum.

BENEFIT UPON DEATH

         If you die before your Account is distributed, your beneficiary is entitled to your Vested Interest. If you are married, your spouse is designated by law to be the beneficiary of 100% of your Vested Interest. Your spouse can waive in writing his or her statutory death benefit, in which case you can name another beneficiary to receive 100% of your Vested Interest. Your death benefit will be distributed to your beneficiary in a lump sum.

BENEFIT UPON TERMINATION OF EMPLOYMENT

         If you terminate employment with us before Normal Retirement Age, or if you terminate employment with us before you die or become disabled, you will be entitled to receive the Vested Interest in your Account. Distribution will be made in a lump sum within an administratively reasonable time after the next valuation date that occurs after you terminate employment.

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DETERMINATION OF VESTED INTEREST

         The Vested Interest in your Account is the percentage of an Account to which you are entitled at any point in time. You will at all times have a 100% Vested Interest in your Elective Deferral Account. You will also have a 100% Vested Interest in all other Accounts maintained on your behalf upon reaching Normal Retirement Age prior to termination of employment, and also upon death or Disability prior to termination of employment.

         You will at all times have a 100% Vested Interest in your Safe Harbor Matching Contribution Account.

         The Vested Interest in your pre-2004 Matching Contribution Account at any time prior to Normal Retirement Age, death or Disability will be determined by the vesting schedule which immediately follows this paragraph based on the number of your Years of Service. Any portion of your Matching Contribution Account which is not vested when you terminate employment will be forfeited.

                    Years of Service              Vested Interest
                            1 . . . . . . . . . . . . .   20%
                            2 . . . . . . . . . . . . .   40%
                            3 . . . . . . . . . . . . .   60%
                            4 . . . . . . . . . . . . .   80%
                            5 . . . . . . . . . . . . .  100%

PRE-RETIREMENT DISTRIBUTIONS

         At any time prior to reaching Normal Retirement Age, you may withdraw in a lump sum up to 100% of the Vested Interest in your Elective Deferral Account, Qualified Matching Contribution Account, Qualified Non-Elective Contribution Account and Matching Contribution Account.

         To be eligible for an in-service distribution from your Elective Deferral Account, Qualified Matching Contribution Account and Qualified Non-Elective Contribution Account, you must have reached age 59 1/2. To be eligible for an in-service distribution from your Matching Contribution Account, you must have reached age 59 1/2.

HARDSHIP DISTRIBUTIONS

         You may withdraw in a lump sum up to 100% of the Vested Interest in your Elective Deferral Account (excluding any investment earnings) and your Matching Contribution Account to pay for a financial hardship caused by (1) eligible medical expenses incurred by you or your family;
         (2) the purchase (excluding mortgage payments) of your principal residence; (3) tuition for the next 12 months of college for you or your family; or (4) payments needed to prevent your eviction from your principal residence or payments needed to prevent foreclosure on the mortgage of your principal residence.

         A hardship distribution cannot exceed the amount required to relieve the financial need, and you cannot make any Elective Deferrals for 6 months after the date you receive the distribution.

PARTICIPANT LOANS

         Under certain conditions, you will be permitted to borrow from the Plan. All loans will be made in accordance with the Participant Loan Policy established by the Administrator. If the Participant Loan Policy is not attached to this summary, you can obtain a copy from the Administrator.

INVESTMENT OF ACCOUNTS

         You are permitted to direct how your Elective Deferral Account, Matching Contribution Account and Rollover Contribution Account will be invested. Subject to any rules or procedures established by the Administrator, you can choose from any investment alternatives approved by the Trustees, including but not limited to savings and/or money

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         market funds, stocks, bonds and mutual funds. You can switch between investment alternatives as often as is permitted under the investment alternatives you choose.

         All earnings and losses on your directed investments will be credited directly to your Account. At the appropriate time, the Employer will provide you with more detailed information about the directed investment alternatives permitted under the terms of the Plan's investment policy.

         Investment results will reflect any fees or other investment expenses for the alternative investments that you select. You may request more information on fees associated with an Account from the Plan Administrator. Fees and expenses can fall into three basic categories:

         (a) Investment fees are generally assessed as a percentage of assets invested, and are deducted directly from your investment returns. Investment fees can be in the form of sales charges, loads, commissions, "12b-1" fees, or management fees. You can obtain more information about investment fees from the documents (such as a prospectus) that describe the types of investments that are available to you under this Plan.

         (b) Administration fees cover day-to-day expenses for Plan record keeping, accounting, legal and trustee services, as well as additional services that may be available such as daily valuation, telephone response systems, internet access, retirement planning tools, and educational materials. In some cases, these costs are covered by investment fees that are deducted directly from investment returns. In other cases, these administrative fees are either paid directly by us as your Employer, or are passed through to the participants in the Plan, in which case a record keeping fee will be deducted from your Account.

         (c) Transaction-based fees are associated with optional services offered under the Plan, and are charged directly to your Account if you take advantage of a particular plan feature that may be available (now or in the future), such as a Plan loan.

         Please Note: Any portion of an Account that is self-directed is intended to comply with Section 404(c) of the Employee Retirement Income Security Act of 1974. This means that if you are permitted to exercise independent control over the investment of an Account, the fiduciaries of the Plan, including the trustees, the Administrator, and we as the Employer, may be relieved of certain legal liabilities for losses which can result from your exercise of such control.

TAX WITHHOLDING ON PLAN BENEFITS

         Due to the complexity and frequency of changes in the federal laws that govern benefit distributions, penalties, and taxes, the following is only a brief explanation of the applicable law and IRS rules and regulations as of the date this summary is issued. You will receive additional information from us at the time of any benefit distribution, and you should consult your tax advisor to determine your personal tax situation before taking any distribution from the Plan.

         Any distribution from this Plan that is eligible to be rolled over and that is directly transferred to another qualified retirement plan or to an individual retirement account (IRA) is not subject to income tax withholding. Generally, any part of a distribution from this Plan can be rolled over to another qualified plan or to an IRA unless the distribution (1) is part of a series of equal periodic payments made over your lifetime, over the lifetime of you and your beneficiary, or over a period of 10 years or more; or (2) is a minimum benefit payment that must be paid to you because you have reached age 70 1/2. There are other distributions that cannot be rolled over, and you should contact the Administrator if you have questions about whether a distribution can be rolled over.

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         If you choose to have your benefit paid to you and the benefit is eligible to be rolled over, you only receive 80% of the payment. The Administrator is required by law to withhold 20% of the payment and to remit that amount to the IRS as income tax withholding to be credited against your taxes. If you receive the distribution before you reach age 59 1/2, you may also have to pay an additional 10% tax. You can still roll over all or a part of the 80% distribution that is paid to you by putting it into an IRA or into another qualified retirement plan within 60 days of receiving it. If you want to roll over 100% of the eligible distribution to an IRA or to another qualified retirement plan, you must find other money to replace the 20% that was withheld.

         You cannot elect out of the 20% withholding (1) unless you are permitted (and elect) to leave your benefit in this Plan, or (2) unless you have 100% of an eligible distribution transferred directly to an IRA or to another qualified retirement plan that accepts rollover contributions.

OTHER INFORMATION

         Claims for Benefits
         To make a claim for benefits, you must use the procedures described below. If you feel you are not receiving benefits to which you are entitled, you must file a written claim for benefits with the Plan Administrator. You may authorize someone (such as a family member or an attorney) to make a claim on your behalf. The Administrator will review your claim and determine whether your claim should be granted. The Administrator will notify you of its decision within 90 days after receiving your written claim. In certain cases, the Administrator may take up to an additional 90 days (for a total of 180 days) to review your claim. If the Administrator needs additional time to review your claim, you will be notified in writing within the initial 90-day period. If your claim is denied, you will receive a written or electronic notice explaining why your claim was denied. If additional information is needed, the notice will describe the information that is needed and will explain why it is needed. The notice will explain your right to request a review of the claim denial and your right to request arbitration if you request a review and your claim continues to be denied on review.

         If your claim is denied, you can request a review of the denial. If you do not request a review, the denial will be final, binding, and non-appealable. Your request for a review must be made in writing to the Administrator (or if we have appointed a separate Committee to oversee the Plan, to the Committee) within 60 days after you receive the Administrator's written or electronic notice of denial. If you request a review within this time period, the Administrator/Committee will review the claim and denial and, after a full and fair review, determine whether your claim should continue to be denied. As part of the review, you have the right to submit written comments, documents, records, and other information relating to your claim. You also have the right to request copies of any records or other information relevant to your claim. These copies will be provided to you free of charge. In reviewing your claim and its denial by the Administrator, the Administrator/Committee will consider all information that you have provided, regardless of whether the Administrator reviewed the information in deciding your claim.

         The Administrator/Committee will notify you of its decision. Generally, you will receive a written or electronic notice within 60 days after the Administrator/Committee receives your written request for review. However, in certain cases, the Administrator/Committee may need additional time to review your claim. If additional time is needed, the Administrator/Committee may take up to an additional 60 days (for a total of 120 days) to review your claim. If the Administrator/Committee needs additional time to review your claim, you will be notified in writing within the initial 60-day period. Also, if the Administrator/Committee meets once every calendar quarter (or more often), it may wait until its next regularly scheduled meeting (or the regularly scheduled meeting following the next regularly scheduled meeting, if your request is not received more than 30 days prior to the next regularly scheduled meeting) to review your claim.

         If special circumstances require an extension, you will receive a written notice within the initial period. If the extension is needed because you have not given the Administrator/Committee information it needs to review your claim, then the time period for the Administrator/Committee to review your claim may be suspended (i.e., not run) until you provide the requested information. If your claim is denied on review, you will receive a written or electronic notice explaining why your claim was denied. The notice will explain your right to receive, upon request and free of charge, copies of any

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         documents and other information relevant to your claim. The notice also will explain your right to request arbitration. If your claim is denied on review by the Administrator/Committee, you can request arbitration as described below. If you do not request arbitration, the Administrator/Committee's decision will be final, binding, and non-appealable.

         A written request for arbitration must be filed with the Administrator/Committee within 15 days after you receive the Administrator/Committee's decision. If a request for arbitration is timely filed, you and the Administrator/Committee will each name an arbitrator within 20 days after the Administrator/Committee receives your written request for arbitration. The two arbitrators will jointly name a third arbitrator within 15 days after their appointment. If either party fails to select an arbitrator within the 20 day period, or if the two arbitrators fail to select a third arbitrator within 15 days after their appointment, then the presiding judge of the county court (or its equivalent) in the county in which the principal office of the Sponsor is located will appoint such other arbitrator or arbitrators. The arbitrators must render a decision within 60 days after their appointment. The losing party must pay all costs of arbitration unless the decision is not clearly in favor of one party or the other, in which case the costs would be allocated as the arbitrators decide. The decision of the arbitrators is final, binding, and non-appealable.

         Non-Alienation of Benefits
         In general, your creditors cannot garnish or levy upon your Account, and you cannot sell, transfer, assign, or pledge your Account. There are two exceptions: (1) your Account must be pledged as collateral for a loan from the Plan; and (2) if you and your spouse separate or divorce, a court can direct through a qualified domestic relations order that up to 100% of your Account be transferred to another person (usually your ex-spouse or your children). The Plan has a procedure for processing domestic relations orders, which you can obtain from the Administrator free of charge.

         Amendment or Termination
         The Plan is intended to be permanent, but the Employer can amend or terminate it at any time. Upon termination, all Participants will have a 100% Vested Interest in their Accounts as of the date of termination, and all Accounts will be distributed. If the Plan is amended or terminated, each Participant and each beneficiary receiving benefits will be notified in writing.

         Your Account is not insured by the Pension Benefit Guaranty Corporation
         (PBGC) because the insurance provisions of the Employee Retirement Income Security Act do not apply to this plan. For more information on PBGC coverage, ask the Administrator or the PBGC. Written inquiries to the PBGC should be addressed to the Technical Assistance Division, PBGC, 1200 K Street NW, Suite 930, Washington, D.C. 20005-4026, or you can call (202) 326-4000.

         Missing Payees or Beneficiaries
         If the Administrator notifies a Participant or beneficiary that he or she is entitled to receive a benefit and the Participant or beneficiary fails to make his or her whereabouts known in writing to the Trustee or Administrator or otherwise fails to claim the benefit, the benefit will be (1) treated as a forfeiture; or (2) directly rolled to an IRA established by the Administrator on behalf of the missing Participant or beneficiary; or (3) escheated to the State of California.

         Payment of Plan Expenses
         The Plan routinely incurs expenses for services rendered by lawyers, actuaries, accountants, third party administrators, and other Plan advisors. Some of these expenses may be paid by us directly on behalf of the Plan while others may be paid from Plan assets. The expenses that are paid from Plan assets will either be shared by all Participants or will be charged directly to the Account of the Participant on whose sole behalf the expense is incurred.

         Expenses shared by all Participants will be paid either on a pro-rata basis or on an equal dollar basis. If the expense is paid on a pro-rata basis, an amount will be deducted from your Account based on its value as compared to the total value of all Participants' Accounts. For example, if the Plan pays $1,000 of expenses and your Account constitutes 5% of the total value of all Accounts, $50 would be

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         deducted from your Account ($1,000 x 5%) for its share of the expense.
         On the other hand, if the expense is paid on an equal dollar basis, the expense is divided by the number of Participants and then the same dollar amount is deducted from each Participant's Account.

         The following expenses will be paid directly from your Account (rather than be shared by all Participants) because they are incurred to perform a function solely related to your Account:

         >$75 to process the paperwork required if you take a loan.

STATEMENT OF ERISA RIGHTS

         As a Participant in the American River Bankshares 401(k) Plan (the "Plan"), you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants are entitled to:

         (1) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work-sites and union halls, all Plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

         (2) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

         (3) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

         (4) Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

         In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, who are called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a pension benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits that is denied, in whole or in part, you have the right to use the Plan's claim procedures to request review of the claim and to request arbitration if your claim continues to be denied, in whole or in part, on review. If your claim for benefits is ignored, you may file suit in a state or Federal court.

         If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

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         If you have any questions about your Plan, you should contact the
         Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

         For even more information, you can also contact the U.S. Department of Labor at its internet website at http://www.dol.gov/ebsa/publications/wyskapr.html where you can review a publication called "WHAT YOU SHOULD KNOW ...about your pension rights". If you would like a copy of that publication, you can call the Department of Labor toll free at (866) 444-3272.

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